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                                                                       EXHIBIT 8

                    [Letterhead of Scotsman Industries, Inc.]

                                  July 20, 1999




To: Participants in the Delfield Company 401(k) Savings and Profit Sharing Plan, the Retirement Savings Plan for Hourly Employees of Scotsman Group, and the Scotsman Tax Reduction Investment Plan (collectively, the "Plans")

         As you are aware, Berisford Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Welbilt Corporation, a Delaware corporation, which is an indirect wholly owned subsidiary of Berisford plc, a public limited company organized under the laws of England and Wales, has commenced a tender offer to purchase all outstanding shares of common stock, par value $0.10 per share, of Scotsman Industries, Inc. (the "Company") at $33.00 per share, net to the seller in cash (without interest). The tender offer commenced July 9, 1999 and will expire on August 13, 1999, unless extended.

         If you hold shares of the Company's common stock in your Plan account, enclosed herewith are materials that you may use to instruct Putnam Fiduciary Trust Company (the holder of record of the common stock in the Plans) regarding whether to accept or reject the $33.00 offer. PLEASE REVIEW THESE MATERIALS CAREFULLY AND RETURN THE INSTRUCTION PAGE TO HARRIS TRUST COMPANY OF NEW YORK BY AUGUST 10, 1999.

                                     Sincerely,


                                       /S/ Donald D. Holmes
                                     ---------------------------------------
                                     Donald D. Holmes
                                     Vice President - Finance and Secretary


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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                            SCOTSMAN INDUSTRIES, INC.
                                       AT
                              $33.00 NET PER SHARE
                                       BY
                       BERISFORD ACQUISITION CORPORATION,
                          A WHOLLY OWNED SUBSIDIARY OF
                              WELBILT CORPORATION,
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                                  BERISFORD PLC

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
      CITY TIME, ON FRIDAY, AUGUST 13, 1999, UNLESS THE OFFER IS EXTENDED.

                                                                   July 20, 1999

To: Participants in the Delfield Company 401(k) Savings and Profit Sharing Plan, the Retirement Savings Plan for Hourly Employees of Scotsman Group, and the Scotsman Tax Reduction Investment Plan (collectively, the "Plans")

Enclosed for your consideration are the Offer to Purchase dated July 9, 1999 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Berisford Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Welbilt Corporation, a Delaware corporation ("Parent"), which is an indirect wholly owned subsidiary of Berisford plc, a public limited company organized under the laws of England and Wales ("Berisford"), to purchase for cash all outstanding shares of common stock, par value $0.10 per share (the "Shares"), of Scotsman Industries, Inc., a Delaware corporation (the "Company"). Putnam Fiduciary Trust Company ("PFTC") is the holder of record of Shares held for your account as a participant in the Delfield Company 401(k) Savings and Profit Sharing Plan, the Retirement Savings Plan for Hourly Employees of Scotsman Group, and the Scotsman Tax Reduction Investment Plan (collectively, the "Plans"). A tender of such Shares can be made only by PFTC as the holder of record and pursuant to your instructions, which are to be delivered to Harris Trust Company of New York for processing. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY PFTC FOR YOUR ACCOUNT.

PFTC requests instructions as to whether you wish PFTC to tender any or all of the Shares held by PFTC for your Plan account, upon the terms and subject to the conditions set forth in the Offer.

Your attention is directed to the following:

         1. The offer price is $33.00 per Share, net to you in cash without interest.

         2. The Offer is being made for all outstanding Shares.



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         3. The Board of Directors of the Company has, at a meeting duly called and held, by a vote of all those present, (i) approved the Merger Agreement (as defined in the Offer to Purchase) and the transactions contemplated thereby, including the Offer and the Merger (each as defined in the Offer to Purchase),
(ii) determined that the Offer and the Merger are fair to, and in the best interest of, the Company's stockholders and (iii) resolved to recommend that the stockholders accept the Offer and tender their Shares pursuant to the Offer.

         4. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on August 13, 1999, unless the Offer is extended.

         5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) that number of Shares which, when added to the Shares beneficially owned by Parent or Purchaser (if any), represents at least a majority of the Shares outstanding on a fully diluted basis on the date Shares are accepted for payment. The Offer is also subject to the other conditions in the Offer to Purchase. See Section 14 of the Offer to Purchase.

         6. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

         7. Shares in Plan accounts as to which we have not received instructions from participants will not be tendered in the Offer.

         Except as disclosed in the Offer to Purchase, Purchaser is not aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

         If you wish to have PFTC tender any or all of the Shares held in your Plan account, please so instruct by completing, executing and mailing to Harris Trust Company of New York the instruction form contained in this letter. An envelope to mail your instructions is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED SO THAT THEY ARE RECEIVED BY HARRIS TRUST COMPANY OF NEW YORK NO LATER THAN 5:00 P.M. NEW YORK TIME, ON AUGUST 10, 1999 TO PERMIT PFTC TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.





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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                            SCOTSMAN INDUSTRIES, INC.

         The undersigned acknowledge(s) receipt of the accompanying letter and the enclosed Offer to Purchase dated July 9, 1999 and the related Letter of Transmittal in connection with the Offer by Purchaser to purchase all outstanding shares of common stock, par value $0.10 per share (the "Shares"), of Scotsman Industries, Inc., a Delaware corporation.

         This will instruct PFTC to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by PFTC for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

NOTE: Shares in Plan accounts as to which PFTC has not received instructions will not be tendered in the Offer.

                        Number of Shares to be Tendered:(2)
                            _________________ Shares
    (Please indicate the number of Shares you wish to tender from the Plan.)
                           Dated: _____________, 1999

                         ------------------------------

                         ------------------------------
                                  Signature(s)

                         ------------------------------
                                  Print Name(s)

                         ------------------------------

                         ------------------------------
                                   Address(es)

                         ------------------------------
                         Area Code and Telephone Number

                         ------------------------------
                        Tax ID or Social Security Number




---------------------
(2) Unless otherwise indicated, it will be assumed that all Shares held by PFTC for your account are to be tendered.